Exhibit 4.4
AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT

This Amendment (this “Amendment”) to that certain Registration Rights Agreement, dated as of October 24, 2018 (as amended to date, the “Agreement”), by and among YETI Holdings, Inc., a Delaware corporation (the “Company”), Cortec Group Fund V, L.P., a Delaware limited partnership (“Fund V”), Cortec Co-Investment Fund V, LLC, a Delaware limited liability company, Roy J. Seiders, RJS Ice 2, LP, a Texas limited partnership, Ryan R. Seiders, RRS Ice 2, LP, a Texas limited partnership, and the other parties listed on the signature pages thereto, is made and entered into as of December 11, 2019, by and among the Company and the undersigned Holders holding at least a majority of the outstanding Registrable Securities as of the date hereof. Capitalized terms used herein but not specifically defined in this Amendment shall have the respective meanings assigned to such terms in the Agreement.

WHEREAS, the Company and the Holders originally entered into the Agreement in connection with the Company’s initial public offering;

WHEREAS, the Company and Holders holding at least a majority of the Registrable Securities as of the date hereof desire to amend the Agreement in the manner set forth in this Amendment;

WHEREAS, pursuant to the letter agreement, dated as of December 11, 2019, by and among the Company, Oaktree Specialty Lending Corporation, a California corporation and a party to the Agreement (“Oaktree”), Fund V, Mr. Roy Seiders and Mr. Ryan Seiders, and the other parties thereto, Oaktree agrees, among other matters, to enter into this Amendment;

NOW, THEREFORE, the Company and Holders holding at least a majority of the Registrable Securities as of the date hereof agree, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, that:

1.Amendments to the Agreement.

(a) Section 7(e). Section 7(e) of the Agreement is hereby amended and restated to read in its entirety as follows:

Termination and Effect of Termination. Except as set forth immediately below, this Agreement shall terminate with respect to each Holder when such Holder no longer holds any Registrable Securities and will terminate in full when no Holder holds any Registrable Securities, except for the provisions of Sections 5, 6(b) and 7, which shall survive any such termination. Notwithstanding the foregoing, this Agreement shall terminate (i) with respect to John D. Bullock Jr. (including any Permitted Transferee), and Mr. Bullock shall be deemed not to hold any Registrable Securities for purposes of this Section 7(e), effective as of the date Mr. Bullock holds a number of Registrable Securities equal to or less than 150,000 shares of Company Common Stock, (ii) with respect to Andrew S. Hollon (including any Permitted Transferee), and Mr. Hollon shall be deemed not to hold any Registrable Securities for purposes of this Section 7(e), effective as of the date Mr. Hollon holds a number of Registrable Securities equal to or less than 300,000 shares of Company Common Stock, (iii) with respect to Christopher S. Conroy, the Christopher S. Conroy Irrevocable Spousal Trust, and Steven W. Hoogendoorn (each a party to the Agreement, collectively, the “Yeti Cycles Stockholders”) (including any Permitted Transferee), and the Yeti Cycles Stockholders and their Permitted Transferees shall not be deemed to hold any Registrable Securities for purpose of this Section 7(e) effective as of December 11, 2019, and (iv) with respect to Oaktree (including any Permitted Transferee), and Oaktree and its Permitted Transferees shall be deemed not to hold any Registrable Securities for purposes of this Section 7(e), effective as of December 11, 2019. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 5 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

2.Reference to and Effect on the Agreement. This Amendment shall be deemed to form an integral part of the Agreement and construed in connection with and as part of the Agreement, and all terms, conditions, covenants and agreements set forth in the Agreement, except as explicitly set forth herein, are hereby ratified and confirmed and shall remain in full force and effect, unmodified in any way. In the event of any inconsistency or conflict between the provisions of the Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the “Agreement” in the Agreement shall hereinafter refer to the Agreement as amended and supplemented by this Amendment.

3.Miscellaneous.

(a.)Governing Law. This Amendment and all claims arising out of or based upon this Amendment or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b.)Execution of Amendment. This Amendment may be executed and delivered (by facsimile, by electronic mail in portable document format (.pdf) or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(c.)Share Amounts. All references in this Amendment to shares of Company Common Stock shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

YETI HOLDINGS, INC.

By: /s/ Bryan C. Barksdale
Name: Bryan C. Barksdale
Title: Senior Vice President, General Counsel and Secretary

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGES OF HOLDERS TO FOLLOW]

[Signature Page to Amendment No.2 to Registration Rights Agreement]

CORTEC GROUP FUND V, L.P.

By: CORTEC MANAGEMENT V, LLC,
its general partner

By: /s/ David L. Schnadig
Name: David L. Schnadig
Title: Member

CORTEC CO-INVESTMENT FUND V, LLC

By: /s/ David L. Schnadig
Name: David L. Schnadig
Title: Member

CORTEC GROUP FUND V (PARALLEL), L.P.

By: Cortec Management V (Co-Invest), LLC,
its general partner

By: /s/ David L. Schnadig
Name: David L. Schnadig
Title: Member

[Signature Page to Amendment No.2 to Registration Rights Agreement]

/s/ John T. Miner
John T. Miner
[ADDRESS]
[EMAIL]

[Signature Page to Amendment No.2 to Registration Rights Agreement]

/s/ Allison S. Klazkin
Allison S. Klazkin
[ADDRESS]
[EMAIL]

[Signature Page to Amendment No.2 to Registration Rights Agreement]

RJS ICE 2, LP

By: RJS ICE MANAGEMENT, LLC,
its general partner

By: /s/ Roy J. Seiders
Name: Roy J. Seiders
Title: Manager
[ADDRESS]
[EMAIL]

/s/ Roy J. Seiders
Roy J. Seiders, in his individual capacity
[ADDRESS]
[EMAIL]

[Signature Page to Amendment No.2 to Registration Rights Agreement]

RRS ICE 2, LP

By: RRS ICE MANAGEMENT, LLC,
its general partner

By: /s/ Ryan R. Seiders
Name: Ryan R. Seiders
Title: Manager
[ADDRESS]
[EMAIL]

/s/ Ryan R. Seiders
Ryan R. Seiders, in his individual capacity
[ADDRESS]
[EMAIL]

[Signature Page to Amendment No.2 to Registration Rights Agreement]

OAKTREE SPECIALTY LENDING
CORPORATION

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Secretary

[Signature Page to Amendment No.2 to Registration Rights Agreement]

YHI CG GROUP INVESTORS, LLC
By: RDV Corporation
Its: Manager

By: /s/ Susan Valcq
Name: Susan Valcq
Title: Chief Financial Officer

[Signature Page to Amendment No.2 to Registration Rights Agreement]

/s/ Christopher S. Conroy
Christopher S. Conroy
[ADDRESS]
[EMAIL]

[Signature Page to Amendment No.2 to Registration Rights Agreement]

CHRISTOPHER S. CONROY IRREVOCABLE
SPOUSAL TRUST

By: /s/ Gayle Conroy
Name: Gayle Conroy
Title: Trustee

[Signature Page to Amendment No.2 to Registration Rights Agreement]

/s/ Steve Hoogendoorn
Steve Hoogendoorn
[ADDRESS]
[EMAIL]

[Signature Page to Amendment No.2 to Registration Rights Agreement]